EXHIBIT A-1

FORM OF COMMITTED LOAN NOTICE

Date:  ___________, _____
To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain 364 Day Credit Agreement, dated as of March 26, 2008 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among Toyota Motor Finance (Netherlands) B.V., a corporation organized under the laws of the Netherlands, Toyota Motor Credit Corporation, a California corporation, Toyota Financial Services (UK) PLC, a corporation organized under the laws of England, Toyota Kreditbank GmbH, a corporation organized under the laws of Germany, Toyota Credit de Puerto Rico Corp., a corporation organized under the laws of Puerto Rico, Toyota Credit Canada Inc., a corporation organized under the laws of Canada, Toyota Leasing GmbH, a corporation organized under the laws of Germany, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Agent and Swing Line Lender, Banc of America Securities LLC and Citigroup Global Markets Inc., as Joint Lead Arrangers and Joint Book Managers, Citibank, N.A. as Syndication Agent and Swing Line Lender and The Bank of Tokyo-Mitsubishi UFJ, Ltd. and JPMorgan Chase Bank, N.A., as Documentation Agents.

The undersigned hereby requests (select one):

__ A Borrowing of Committed Loans	__ A conversion or continuation of Loans

1.           On __________________________  (a Business Day).

2.           In the amount of [US$][CDN$][€][£] ______.

3.           Comprised of ___________________________.           [Type of Committed Loan requested]

4.           For Eurocurrency Rate Loans: with an Interest Period of ___ months.

5.           For Bankers’ Acceptances, Drafts and BA Equivalent Notes: with a BA Maturity Date of ___ days.

[The Committed Borrowing requested herein complies with the proviso to the first sentence of Section 2.1[(a)][(b)][(c)][(d]] of the Agreement.]

[The undersigned hereby represents and warrants that the conditions set forth in Section 4.2(a) and (b) have been satisfied on and as of the date the Committed Loans are borrowed, including, without limitation, that the Borrowing is within the Committed Borrower’s corporate

Form of Committed Loan Notice

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powers, has been duly authorized by all necessary corporate action, and the amount of the Committed Borrowing does not exceed such authorization.]

[TOYOTA MOTOR FINANCE (NETHERLANDS) B.V.]
[TOYOTA MOTOR CREDIT CORPORATION]
[TOYOTA FINANCIAL SERVICES (UK) PLC]
[TOYOTA KREDITBANK GMBH]
[TOYOTA LEASING GMBH]

[as Borrowers’ Representative for]

[TOYOTA MOTOR CREDIT CORPORATION]
[TOYOTA CREDIT DE PUERTO RICO CORP.]
[TOYOTA CREDIT CANADA INC.]

By:  _______________________________

Name: _____________________________

Title: ______________________________

Form of Committed Loan Notice

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